DEBENTURE SUBSCRIPTION AGREEMENT

California News Tech

California News Tech, a Nevada corporation (hereinafter the “Company”) and DNB Capital Management, Inc., (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to issue a Debenture of the Company in the principal amount of $100,000 together with interest at the rate of 18% per annum and such other terms and conditions as are contained in the form attached hereto as Exhibit A (hereinafter the “Debenture”); and

B. Subscriber desires to acquire the Debenture.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION

1.1 Subject to the terms and conditions hereinafter set forth and those set forth in the Debenture, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to Subscriber, the Debenture. Upon execution by both the Company and Subscriber, this subscription shall be irrevocable.

1.2 Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur on December 15, 2006, or at such other time and place as the parties may agree (the “Closing Date”), provided that all of the Closing conditions set forth in sections 1.3 and 1.4 shall have occurred.

1.3 Closing Deliveries. Together with an executed counterpart of this Agreement, the following items shall be delivered by the parties at the Closing:

(A)	Subscriber shall deliver to the Company or its order the sum of One Hundred Thousand Dollars ($100,000) (the “Purchase Price”);

(B)
Subscriber shall deliver to the Company, if requested by the Company, a fully executed written release in a form reasonably acceptable to the Company which shall unconditionally release any successor, subsidiary or spun-off entity from the Company from any obligation under the Debenture; and

(C)	The Company shall deliver to Subscriber an original Debenture in the form attached hereto as Exhibit A; and

(D)
The Company shall deliver to Subscriber such other documents and instruments as are reasonably necessary to consummate the transactions contemplated hereby and to establish the Company’s satisfaction of the Conditions to Closing set forth at section 1.4, below.

1.4 The following shall be conditions of Closing:

(A)	The Subscriber has tendered the Purchase Price;

(B)	The Company has delivered the items specified in section 1.3(C) and (D);

(C)	The Company has divested itself of all operations and assets, whether by spinoff, sale or abandonment;
(D)
The Company has paid, transferred to Media Sentiment, Inc. or otherwise resolved to the satisfaction of Subscriber all its debts and claims, including without limitation, contractual claims, stock appreciation rights, trade debt, promissory notes, unpaid salary and wages, employment agreements, consulting agreements, federal, state and local taxes, professional, audit and legal fees, and has secured the unconditional written release of the Company by and from any creditors or persons to whom the Company owes ongoing or future obligations, for example and not by way of limitation, subscribers to the Companies products or services, website hosting companies, employees, consultants, brokers, or landlords;

(E)
With the sole exception of the Company’s common stock, the Company shall have used its commercially best efforts to retire or cancel all outstanding equity securities or claims against equity securities of the Company of every nature and kind whatsoever, including without limitation preferred stock, convertible debt, options, warrants, etc. whether vested or unvested;

(F)	The Company shall have obtained shareholder approval, by majority vote of a quorum of shareholders at a duly noticed and held annual or special meeting of shareholders, of each of the following:

a.	A one for ten reverse stock split of the Company’s common stock;
b.	An increase in the number of authorized shares of common stock to One Hundred Million shares (100,000,000); and
c.
A resolution to grant the Company’s Board the authority to amend the Company’s Articles of Incorporation for the sole purpose of changing the name of the Company to an exact name to be later determined by the Company’s board of directors.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 Subscriber hereby severally represents and warrants to the Company the following:

(A)	Subscriber recognizes that the purchase of the Debenture subscribed to herein involves a high degree of risk;

(B)	an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Debenture;

(C)	Subscriber has such knowledge and experience in finance, securities, investments, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	Subscriber acknowledges that no market for the Debenture presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)
Subscriber hereby acknowledges that this offering of the Debenture has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and that the Debenture will contain a restrictive legend as reflected on Exhibit A and that, should the Debenture be converted, the resulting stock certificate evidencing the shares of common stock in the Company to be received by Subscriber thereafter will contain a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(F)	Subscriber is not aware of any advertisement of the Debenture.

REPRESENTATIONS BY THE COMPANY

3.1  The Company represents and warrants to the Subscriber that:

(A)
The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Debenture will be a valid and binding obligation of the Company, enforceable according to its terms.

(C)	Upon conversion, the resulting shares of common stock of the Company will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

ADDITIONAL TERMS OF SUBSCRIPTION

4.1  Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

4.2   The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

Accepted and Agreed this 30th day of October, 2006

COMPANY /s/ Marian Munz By: MARIAN MUNZ Its: PRESIDENT	SUBSCRIBER /s/ David Baker By: DAVID BAKER Its: PRESIDENT
CALIFORNIA NEWS TECH	DNB Capital Management, Inc.